SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2006

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of principal executive offices)

Registrant's telephone number, including area code: (212) 634-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2006, The New York Mortgage Company, LLC (“NYMC”), a taxable REIT subsidiary of New York Mortgage Trust, Inc. (the “Company”), entered into an Assignment and Assumption of Sublease and an Escrow Agreement, each with Lehman Brothers Holdings Inc. (“Lehman”) (collectively, the “Agreements”). Under the Agreements, NYMC assigned and Lehman has assumed the sublease for the Company’s corporate headquarters at 1301 Avenue of the Americas. Pursuant to the Agreements, Lehman will fund an escrow account in the amount of $3,000,000 for the benefit of NYMC. Pending the consent of the landlord to the assignment, the full escrow amount will be released to the Company if it vacates the leased space on or before March 1, 2007. For each month beginning in March 2007 that the Company remains in occupation of the leased space, the escrow amount payable to NYMC will be reduced by $200,000. NYMC will be paid an additional (i) $100,000 if the Company vacates the leased space between February 1, 2007 and February 28, 2007, or (ii) $200,000 if the Company vacates the leased space prior to February 1, 2007. The Company intends to relocate its corporate headquarters to a smaller facility at a location that is yet to be determined.

[signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: November 16, 2006	By:	/s/ A. Bradley Howe
A. Bradley Howe
Senior Vice President and General Counsel